UNITED STATES DISTRICT COURT
                         NORTHERN DISTRICT OF CALIFORNIA


IN RE CYLINK SECURITIES LITIGATION,           )     Master File No.
                                              )     C-98-04292 (VRW)
                                              )
                                              )     STIPULATION AND AGREEMENT
This Document Relates To: ALL ACTIONS         )     OF SETTLEMENT
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         This  stipulation  and agreement of settlement (the  "Stipulation")  is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into among Lead Plaintiff Jonny Alpern and the Class (as hereinafter defined) and Defendants Cylink Corporation ("Cylink"), and Fernand B. Sarrat, John H. Daws, and Thomas
L. Butler (the "Individual Defendants") (Cylink and the Individual Defendants are collectively referred to hereinafter as the "Defendants"), by and through their respective counsel.

         WHEREAS:

         A. Beginning on or about  November 6, 1998,  seven actions - Wenderhold
v. Cylink Corp. et al., Case No. 98-CV-04292 (VRW), Lerner v. Cylink Corp. et al., Case No. 98-CV-04296 (VRW), Poling v. Cylink Corp. et al., Case No. 98-CV-04360 (VRW), Silberman v. Cylink Corp. et al., Case No. 98-CV-04536 (VRW), Vassilakos v. Cylink Corp. et al., Case No. 98-CV-04603 (VRW), Von Schweinitz v. Cylink Corp. et al., Case No. 98-CV-04673 (VRW),


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Plisski v. Cylink Corp. et al., Case No.  98-CV-04757  (VRW)- were filed in this
Court and were consolidated under the caption above by order of the Court entered April 6, 2000, and are collectively hereinafter referred to as the "Action";

         B. The Amended Consolidated Complaint dated December 5, 2000 (the "Complaint") filed in the Action generally alleges, among other things, that Defendants issued press releases and filed quarterly reports with the Securities and Exchange Commission regarding Cylink's financial condition during the Class Period -- April 23, 1998 through and including November 5, 1998 -- that were materially false and misleading in a scheme to artificially inflate the value of Cylink securities in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder;

         C. The Complaint further alleges that Plaintiff and other Class Members purchased the common stock of Cylink during the Class Period at prices artificially inflated as a result of the Defendants' dissemination of these materially false and misleading statements;

         D. By Order dated August 29, 2001, the Court granted in part and denied in part the motions to dismiss the Complaint filed by Cylink and by the Individual Defendants;

         E. The Defendants deny any wrongdoing or legal liability whatsoever and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have asserted. Defendants also deny that Lead Plaintiff or Class Members have suffered damage or that the price of Cylink's common stock was artificially inflated by reason of alleged misrepresentations, non-disclosures or otherwise, or that the Class was harmed by the conduct alleged in the Complaint. This Stipulation shall not be construed or deemed to be a concession by any Plaintiff of any infirmity in the claims asserted in the Action. The parties to this Stipulation recognize, however, that the litigation has been filed by Plaintiff and defended by Defendants in good faith and with adequate basis in fact under Federal Rule of Civil Procedure 11, that the litigation is being voluntarily settled after advice of counsel, and that the terms of the settlement are fair, adequate and reasonable;

         F. Plaintiff's Counsel have conducted an investigation relating to the claims and the underlying events and transactions alleged in the Complaint. Plaintiff's Counsel have analyzed evidence adduced during pretrial discovery and have researched the applicable law with respect to the claims of Plaintiff and the Class against the Defendants and the potential defenses thereto;

         G. Plaintiff, by his counsel, has conducted discussions and arm's length negotiations with counsel for Defendants with respect to a compromise and settlement of the Action with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class. Indeed, Plaintiff and Defendants, including representatives of Defendants' insurance carriers, conducted several mediation sessions with Magistrate Judge Edward A. Infante;

         H. Based upon their investigation and pretrial discovery as set forth above, Plaintiff's Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiff and the Class, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that Plaintiff and the members of the Class will receive from settlement of the Action, (b) the attendant risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation; and

         I. Defendants have concluded that it is desirable that this Action be fully and finally settled in the manner and upon the terms and conditions set forth herein in order to avoid the expense, inconvenience and distraction of further legal proceedings and to fully and finally settle the Settled Claims (as defined below). In determining to enter the Stipulation, the defendants also have considered a number of issues, including the uncertain outcome and the risk inherent in any litigation, especially in complex actions such as this Action, as well as the difficulties and delays inherent in such litigation.

         NOW THEREFORE, without any admission or concession on the part of Plaintiff of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement, that all Settled Claims (as defined below) as against the Released Parties (as defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:

                               CERTAIN DEFINITIONS

         1. As used in this Stipulation, the following terms shall have the following meanings:

              (a) "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

              (b) "Claims Administrator" means the firm of Mulholland & Company which shall administer the Settlement.

              (c) "Class" and "Class Members" means all persons who purchased the common stock of Cylink during the period from April 23, 1998 through November 5, 1998, inclusive. Excluded from the Class are the Defendants, members of the immediate family (parents, spouses, siblings, and children) of each of the Individual Defendants, any subsidiary of Cylink, the directors and officers of Cylink or any subsidiary of Cylink, any entity in which any excluded person has a controlling interest, and the legal representatives, heirs, successors, and assigns of any excluded person. Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice.

              (d) "Class Period" means, for the purposes of this Stipulation only, the period of time from April 23, 1998 through November 5, 1998, inclusive.

              (e) "Defendants" means Cylink and the Individual Defendants.

              (f) "Defendants' Counsel" means the law firms of Wilson Sonsini Goodrich & Rosati, Bergeson & Eliopolous LLP, and Bryant Clohan & Baruh LLP.

              (g) "Effective Date of Settlement" or "Effective Date" means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in paragraph 22 below.

              (h) "Notice" means the Notice of Pendency of Class Action, Hearing On Proposed Settlement and Attorneys' Fee Petition and Right to Share in Settlement Fund, which will be filed with the Court on or before November 1, 2002, and which, if approved by the Court, will be sent to members of the Class.

              (i) "Order and Final Judgment" means the proposed order to be entered approving the Settlement, which will be filed with the Court on or before November 1, 2002, and which, if signed by the Court, will dismiss this Action with prejudice.

              (j) "Plaintiff's Counsel" means the law firm of Innelli and Molder.

              (k) "Plaintiff" or "Lead Plaintiff" means Jonny Alpern.

              (l)   "Preliminary   Approval  Order"  means  the  proposed  order
preliminarily approving the Settlement and directing notice thereof to the Class, which will be filed with the Court on or before November 1, 2002.

              (m) "Publication Notice" means the summary notice of proposed Settlement and hearing for publication, which will be filed with the Court on or before November 1, 2002.

              (n) "Released Parties" means the Defendants, their past or present subsidiaries, parents, successors and predecessors, officers, directors, shareholders, agents, employees, attorneys, advisors, investment advisors, auditors, accountants, insurers and reinsurers, insurers' and reinsurers' counsel, and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants.

              (o) "Settled Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in any forum by the Class Members or any of them against any of the Released Parties which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the Complaint relating to the purchase of shares of the common stock of Cylink during the Class Period.

              (p) "Settled Defendants' Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and Unknown Claims, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors and assigns of any of them against Plaintiff, Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action.

              (q)  "Settlement"  means  the  settlement   contemplated  by  this
Stipulation.

              (r) "Unknown Claims" means any and all Settled Claims which any Plaintiff or Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, and any Settled Defendants' Claims which any Defendant does not know or suspect to exist in his, her or its favor, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Settled Claims and Settled Defendants' Claims, the parties stipulate and agree that upon the Effective Date, the Plaintiff and the Defendants shall expressly, and each Class Member shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code ss. 1542, which provides:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Plaintiff and Defendants acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of "Unknown Claims" in the definition of Settled

Claims and Settled Defendants' Claims was separately bargained for and was a key element of the Settlement.

                         SCOPE AND EFFECT OF SETTLEMENT

              2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action and any and all Settled Claims as against all Released Parties and any and all Settled Defendants' Claims.

              3. (a) Pursuant to the Order and Final Judgment, upon the Effective Date of this Settlement, Plaintiff and members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall, with respect to each and every Settled Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any Settled Claims against any of the Released Parties.

                  (b) Pursuant to the Order and Final Judgment, upon the Effective Date of this Settlement, each of the Defendants, on behalf of themselves and the Released Parties, shall release and forever discharge each and every of the Settled Defendants' Claims, and shall forever be enjoined from prosecuting the Settled Defendants' Claims.

                          THE SETTLEMENT CONSIDERATION

              4. Defendants will pay $6.2 million (the "Cash Settlement Amount") into an interest-bearing escrow account on behalf of Plaintiff and the Class within 30 days from the filing of this fully executed stipulation with the Court. The Cash Settlement Amount and any interest earned thereon shall be the Gross Settlement Fund. The Plaintiff and Defendants also acknowledge and agree that, notwithstanding anything else in this paragraph, if Cylink files for bankruptcy protection (or if an involuntary bankruptcy petition is filed against Cylink) prior to the occurrence of all events set forth in Paragraph 22, subsections (a) through (c), then the parties shall seek the bankruptcy court's approval of the settlement and, if it has not yet occurred, of payment of the Cash Settlement Amount into the escrow account, which payment will be contingent on such approval. All parties will cooperate as necessary in obtaining an appropriate order.

              5. (a) The Gross Settlement Fund, net of any Taxes (as defined below) on the income thereof, shall be used to pay (i) the notice and administration costs referred to in paragraph 7 hereof, (ii) the attorneys' fee and expense award referred to in paragraph 8 hereof, and (iii) the remaining administration expenses referred to in paragraph 9 hereof. The balance of the Gross Settlement Fund after the above payments shall be the Net Settlement Fund which shall be distributed to the Authorized Claimants as provided in paragraphs 10-12 hereof. Any sums required to be held in escrow hereunder shall be held by an independent Escrow Agent for the Settlement Fund. This Escrow Agent shall be PNC Bank, N.A. All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to the persons paying the same pursuant to this Stipulation and/or further order of the Court. Accordingly, the Escrow Agent shall only disburse funds by an order of the Court, upon signature of Plaintiff's Counsel, after notice to Defendants' Counsel. The Escrow Agent shall invest any funds in excess of $100,000 in short term United States Agency or Treasury Securities, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of less than $100,000 may be held in an interest bearing bank account insured by the FDIC. The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-1 and that the Escrow Agent, as administrator of the Settlement Fund within the meaning of Treasury Regulation ss. 1.468B-2(k)(3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund any Taxes owed with respect to the Settlement Fund. Counsel for Defendants agree to provide promptly to the Escrow Agent the statement described in Treasury Regulation ss. 1.468B-3(e).

              (b) All (i) taxes on the income of the Gross  Settlement  Fund and
(ii) expenses and costs incurred in connection with the taxation of the Gross Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be paid out of the Gross Settlement Fund, shall be considered to be a cost of administration of the settlement and shall be timely paid by the Escrow Agent without prior Order of the Court.

                                 ADMINISTRATION

              6. The Claims Administrator shall administer the Settlement under Plaintiff's Counsel's supervision and subject to the jurisdiction of the Court. Except as stated in paragraph 14 hereof, the Released Parties shall have no responsibility for the administration of the Settlement and shall have no liability to the Class in connection with such administration. Defendants' Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms, including providing all information from Cylink's transfer records concerning the identity of Class Members and their transactions.

              7. Plaintiff's Counsel may expend from the Settlement Amount, without further approval from the Defendants or the Court, the reasonable costs and expenses associated with the administration of the Settlement, including without limitation, the costs of identifying members of the Class and effecting mail notice and Publication Notice. Such amounts shall include, without limitation, the actual costs of publication, printing and mailing the Notice, payment to Cylink's transfer agent for any charges associated with obtaining Cylink's transfer records, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the submitted claims.

                          ATTORNEYS' FEES AND EXPENSES

              8. (a) Plaintiff's Counsel will apply to the Court for an award from the Gross Settlement Fund of attorneys' fees and reimbursement of expenses, plus interest. Such attorneys' fees, expenses, and interest as are awarded by the Court shall be payable from the Gross Settlement Fund to Plaintiff's Counsel within three (3) days from the Court's entry of an Order and Final Judgment and the Court's award of attorneys fees and expenses, subject to Plaintiff's Counsel's obligation to make appropriate refunds or repayments to the Settlement Fund plus accrued interest at the same net rate as is earned by the Gross Settlement Fund, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed.

              (b) The procedure for, and the allowance or disallowance by the Court of, any applications by Plaintiff's Counsel for attorneys' fees, costs and expenses to be paid out of the Gross Settlement Fund, are not part of the Settlement set forth in this Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation. Any order or proceeding relating to such fee and expense application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement set forth herein. Defendants and the Released Parties shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Plaintiff's Counsel, and any other person who may assert some claim thereto, of any fee and expense award that the Court may make in the litigation, and Defendants and the Released Parties take no position with respect to such matters.

                             ADMINISTRATION EXPENSES

              9. Plaintiff's Counsel will apply to the Court, on notice to Defendants' Counsel, for an order (the "Class Distribution Order") approving the Claims Administrator's administrative determinations concerning the acceptance and rejection of the claims submitted herein and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.

                      DISTRIBUTION TO AUTHORIZED CLAIMANTS

              10. The  Claims  Administrator  shall  determine  each  Authorized
Claimant's pro rata share of the "Net Settlement Fund" based upon each Authorized Claimant's Recognized Claim (as defined in the Plan of Allocation described in the Notice, or in such other Plan of Allocation as the Court approves).

              11. The Plan of Allocation proposed in the Notice is not a necessary term of this Stipulation and it is not a condition of this Stipulation that that Plan of Allocation be approved. It is further understood and agreed by Plaintiff and Defendants that any proposed Plan of Allocation including, but not limited to, any adjustments to an Authorized Claimants's claim set forth therein, is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation, and any order or proceedings relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the Settlement set forth herein, or any orders entered pursuant to the Stipulation.

              12. Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his or her Recognized Claim compared to the total Recognized Claims of all accepted claimants. This is not a claims-made settlement. The Defendants shall not be entitled to get back any of the settlement monies once the Settlement becomes final. The Defendants shall have no involvement in reviewing or challenging claims.

                        ADMINISTRATION OF THE SETTLEMENT

              13. Any member of the Class who does not submit a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Amount but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

              14. Plaintiff's Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator. Except for their obligation to pay the Settlement Amount, and to cooperate in the production of information with respect to the identification of Class Members from Cylink's shareholder transfer records, as provided herein, the Released Parties shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Plaintiff's Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim submitted in the interests of achieving substantial justice.

              15. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

                  (a) Each Class Member shall be required to submit a Proof of Claim, supported by such documents as are designated therein, including proof of the Claimant's loss, or such other documents or proof as Plaintiff's Counsel, in their discretion, may deem acceptable;

                  (b) All Proofs of Claim must be submitted by the date specified in the Notice unless such period is extended by Order of the Court.
Any Class Member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later submitted Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims. Provided that it is received before the motion for the Class Distribution Order is filed, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;

                  (c) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Plaintiff's Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below;

                  (d) Proofs of Claim that do not meet the submission requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proof of Claims submitted. The Claims Administrator, under supervision of Plaintiff's Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below;

                  (e) If any Claimant whose claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiff's Counsel shall thereafter present the request for review to the Court; and

                  (f) The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants' Counsel, for approval by the Court in the Class Distribution Order.

              16. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proofs of Claim.

              17. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

              18. All proceedings with respect to the administration, processing and determination of claims described by paragraph 15 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

              19. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after:
(i) all Claims have been  processed,
and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefor has expired; and (iv) all costs of administration have been paid.

                     PRELIMINARY APPROVAL ORDER AND HEARING

              20. On or before November 1, 2002, the parties shall apply to the Court for entry of a Preliminary Approval Order. The Preliminary Approval
Hearing is scheduled for November 12, 2002 at 10 a.m. before the Honorable Vaughn R. Walker.
                            ORDER AND FINAL JUDGMENT

              21. If the Settlement contemplated by this Stipulation is approved by the Court, counsel for the parties shall request that the Court enter an Order and Final Judgment dismissing this Action with prejudice.

               EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

              22. The Effective Date of Settlement shall be the date when all the following events listed in subsections (a) through (c) shall have occurred:

                   (a) entry of the Preliminary Approval Order in all material respects consistent with this Stipulation;

                   (b) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

                   (c) entry by the Court of an Order and Final Judgment, consistent with this Stipulation in all material respects, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review;

              Provided, however, that if a bankruptcy petition is filed by or against Cylink before occurrence of all events in Paragraph 22 subsections (a) through (c), then the Effective Date shall not be deemed to have occurred until the additional occurrence of the Bankruptcy Court's approval of the Settlement or determination that its approval is not necessary.

              23. Defendants' Counsel or Plaintiff's Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so ("Termination Notice") to all other parties hereto within thirty (30) days of: (a) the Court's declining to enter the Preliminary Approval Order in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) in the event of a bankruptcy petition necessitating an application for approval from the Bankruptcy Court pursuant to Paragraph 4, the Bankruptcy Court's declining to approve the Settlement in any material respect, unless the Bankruptcy Court determines its approval to be unnecessary; (e) the date upon which the Order and Final Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (f) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court.

              24. Except as otherwise provided herein, in the event the Settlement is terminated or fails to become effective for any reason, then the parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of October 15, 2002 and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered, and any portion of the Settlement Amount previously paid by Defendants, together with any interest earned thereon, less any Taxes due with respect to such income, and less costs of administration and notice actually incurred and paid or payable from the Settlement Amount, shall be returned to the persons paying the same.

                           NO ADMISSION OF WRONGDOING

              25.  This  Stipulation,   whether  or  not  consummated,  and  any
proceedings taken pursuant to it:

                   (a) shall not be offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants with respect to the truth of any fact alleged by Plaintiff or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;

                   (b) shall not be offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiff and the Class as evidence of any infirmity in the claims of Plaintiff and the Class;

                   (c) shall not be offered or received against the Defendants or against the Plaintiff or the Class as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder;

                   (d) shall not be construed against the Defendants or the Plaintiff and the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

                   (e) shall not be construed as or received in evidence as an admission, concession or presumption against Plaintiff or the Class or any of them that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Settlement Fund.

                            MISCELLANEOUS PROVISIONS

              26. The parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, Plaintiff and Defendants agree not to assert in any forum that the litigation was brought by Plaintiff or defended by Defendants in bad faith or without a reasonable basis. The parties hereto shall assert no claims of any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Action. The parties agree that the amount paid and the other terms of the Settlement were negotiated at arm's length in good faith by the parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

              27. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all parties hereto or their successors-in-interest.

              28. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

              29. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Plaintiff's Counsel and enforcing the terms of this Stipulation.

              30. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

              31. This Stipulation constitutes the entire agreement among the parties hereto concerning the Settlement of the Action, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation other than those contained herein.

              32. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

              33. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

              34. All parties acknowledge that this Stipulation constitutes a substantially contemporaneous exchange of consideration for new (and essentially equivalent) value given.

              35. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of California without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

              36. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

              37. All counsel and any other person executing this Stipulation, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

              38. Plaintiff's Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminary Approval Order, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.



Dated:  October ___, 2002                  WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation



                                           By:
                                               ---------------------------------
                                                    Leo P. Cunningham

                                           Attorneys for Defendants
                                           CYLINK CORPORATION AND FERNAND SARRAT

Dated:  October ___, 2002                  INNELLI AND MOLDER
                                           Attorneys at Law



                                           By:
                                               ---------------------------------
                                                      John F. Innelli

                                           Attorneys for Plaintiff


Dated:  October ___, 2002                  BERGESON & ELIOPOLOUS LLP



                                           By:
                                               ---------------------------------
                                                     Daniel J. Bergeson

                                           Attorneys for Defendant
                                           THOMAS L. BUTLER


Dated:  October ___, 2002                  BRYANT CLOHAN & BARUH LLP



                                           By:
                                               ---------------------------------
                                                       Robert Maines

                                           Attorneys for Defendant
                                           JOHN H. DAWS